UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2014

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 24, 2014, Weingarten Realty Investors (“the Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 122,162,433 shares of the Company’s common shares of beneficial interest (“common shares”) were entitled to vote as of February 27, 2014, the record date for the Annual Meeting. There were 114,931,623 common shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders of the Company at the Annual Meeting, and the final voting results of each proposal.

(1)    The shareholders elected each of the eleven nominees to the Board of Trust Managers to serve until their successors have been elected and qualified, as follows:

TRUST MANAGER	FOR	WITHHELD
Andrew M. Alexander	97,620,729	314,509
Stanford Alexander	97,234,161	701,077
Shelaghmichael Brown	97,523,608	411,630
James W. Crownover	93,674,039	4,261,199
Robert J. Cruikshank	97,215,694	719,544
Melvin A. Dow	97,321,577	613,661
Stephen A. Lasher	97,257,234	678,004
Thomas L. Ryan	74,718,346	23,216,892
Douglas W. Schnitzer	97,113,493	821,745
C. Park Shaper	97,469,768	465,470
Marc J. Shapiro	97,045,849	889,389

There were 16,996,385 broker non-votes with respect to the election of the Board of Trust Managers.

(2)    The shareholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, as follows:

FOR	114,069,803
AGAINST	724,368
ABSTAIN	137,452

(3)    The shareholders approved, on an advisory basis, the compensation awarded to the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2014 Proxy Statement, as follows:

FOR	94,800,403
AGAINST	2,833,501
ABSTAIN	301,334
BROKER NON-VOTES	16,996,385

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2014

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

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